UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Senomyx, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SENOMYX, INC.

4767 Nexus Center Drive

San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 4, 2009

Dear Stockholder:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders of Senomyx, Inc., a Delaware corporation.  The meeting will be held on June 4, 2009 at 9:00 a.m. local time at the Hyatt Regency La Jolla, 3777 La Jolla Village Drive, San Diego, CA 92122, for the following purposes:

1.                                      To elect the six nominees for director set forth in Proposal 1 to hold office until our 2010 Annual Meeting of Stockholders.

2.                                      To ratify the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2009.

3.                                      To conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement accompanying this notice.

The record date for the annual meeting is April 9, 2009.  Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 4, 2009 at 9:00 am Local Time at the Hyatt Regency La Jolla, 3777 La Jolla Village Drive, San Diego, CA 92122. The proxy statement and annual report to stockholders are available at http://proxy.senomyx.com.

By Order of the Board of Directors

Kent Snyder
President, Chief Executive Officer and Chairman of the Board of Directors

San Diego, California

April 20, 2009

You are cordially invited to attend the meeting in person.  Whether or not you expect to attend the meeting, please vote over the Internet as instructed by these materials, or complete, date, sign and return the enclosed proxy card if you received a proxy card by mail, as promptly as possible in order to ensure your representation at the meeting.  If you received a paper copy of the proxy card by mail, a return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience.  Even if you have voted by proxy, you may still vote in person if you attend the meeting.  Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the meeting, you must request and obtain a proxy issued in your name from that record holder.

SENOMYX, INC.

4767 Nexus Center Drive

San Diego, California 92121

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 4, 2009

QUESTIONS AND ANSWERS

Why have these proxy materials been made available to me?

We made these proxy materials available to you on the Internet and/or we have delivered printed versions of these materials to you by mail, because the Board of Directors of Senomyx, Inc. is soliciting your proxy to vote at its 2009 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting.  You are invited to attend the annual meeting to vote on the proposals described in this proxy statement.  However, you do not need to attend the meeting to vote your shares.  Instead, you may simply complete, sign and return the accompanying proxy card.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials?

As permitted by rules adopted by the Securities and Exchange Commission, or SEC, we are making this proxy statement and our annual report available to stockholders electronically via the Internet. Accordingly, we are sending by mail a Notice of Internet Availability of Proxy Materials to our stockholders of record containing instructions on how to access the proxy materials and vote by proxy over the Internet. All stockholders have the ability to access the proxy materials on a website referred to in the Notice of Internet Availability of Proxy Materials or request the delivery of a printed set of proxy materials. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

We intend to mail the Notice of Internet Availability of Proxy Materials (or this proxy statement, our annual report and a proxy card to stockholders with pre-existing requests to receive paper copies of such materials) on or about April 20, 2009 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 9, 2009, the record date for the annual meeting, will be entitled to vote at the annual meeting.  At the close of business on the record date, there were 30,918,149 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If at the close of business on the record date, your shares were registered directly in your name with our transfer agent, Mellon Investor Services LLC, then you are a stockholder of record.  As a stockholder of record, you may vote in person at the meeting or vote by proxy using the accompanying proxy card.  Whether or not you plan to attend the meeting, we urge you to fill out and return the accompanying proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If at the close of business on the record date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name” and these proxy materials or the Notice of Internet Availability of Proxy Materials are being forwarded to you by your broker, bank or other agent.  The broker, bank or other agent holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting.

As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account.  You are also invited to attend the annual meeting.  However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy issued in your name from your broker, bank or other agent.

What am I voting on?

There are two matters scheduled for a vote at the annual meeting:

•                  the election of the six nominees for director set forth in Proposal 1 to hold office until our 20010 Annual Meeting of Stockholders, and

•                  the ratification of the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2009.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are property brought before the meeting it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

For the election of directors, you may either vote “For” all nominees or you may “Withhold” your vote for any nominee you specify.  For any other matter to be voted on, you may vote “For” or “Against” or abstain from voting.  The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting.  Alternatively, you may vote by proxy through the Internet or using the accompanying proxy card.  Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.  You may still attend the meeting and vote in person if you have already voted by proxy.

•                  To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•                  To vote on the Internet, go to http://www.proxy.senomyx.com and follow the instructions provided on the website. In order to cast your vote, you will be asked to provide the control number from the Notice of Internet Availability of Proxy Materials or the proxy card mailed to you. Your vote must be received by 11:59 p.m. Eastern Time on June 3, 2009 to be counted.

•                  To vote using the proxy card, simply complete, sign and date the accompanying proxy card and return it promptly in the envelope provided.  If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct. If you received a Notice of Internet Availability of Proxy Materials and would like to request a proxy card by mail, please follow the instructions contained in the Notice of Internet Availability of Proxy Materials.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice of Internet Availability of Proxy Materials or a proxy card and voting instructions with these proxy materials from that organization rather than from us.  Simply follow the instructions in the Notice of Internet Availability of Proxy Materials received from your broker, bank or other agent to vote on the Internet or, if you received a proxy card by mail, complete, sign and return the proxy card to ensure that your vote is counted.  To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent.  Follow the instructions from your broker, bank or other agent included in the Notice of Internet Availability of Proxy Materials or with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on April 9, 2009, the record date for the annual meeting.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all nominees for director and “For” the ratification of the selection of Ernst & Young LLP as our independent auditors.  If any other matter is properly presented at the meeting, one of the individuals named on your proxy card as your proxy will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies.  In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication.  Directors and employees will not be paid any additional compensation for soliciting proxies.  We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or proxy card?

If you receive more than one Notice of Internet Availability of Proxy Materials or proxy card, your shares are registered in more than one name or are registered in different accounts.  Please follow the voting instructions in each Notice of Internet Availability of Proxy Materials, or complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I revoke or change my vote after submitting my proxy?

Yes.  You can revoke your proxy and change your vote at any time before the applicable vote at the meeting.  If you are the record holder of your shares, you may revoke your proxy in any one of four ways:

•                  you may submit another properly completed proxy with a later date,

•                  you may vote again by Internet at a later time,

•                  you may send a written notice that you are revoking your proxy to our Corporate Secretary at 4767 Nexus Center Drive, San Diego, California 92121, or

•                  you may attend the annual meeting and vote in person (however, simply attending the meeting will not, by itself, revoke your proxy or change your vote).

Your most current proxy card or Internet proxy is the one that is counted.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, a stockholder proposal must be submitted in writing by December 18, 2009, to our Corporate Secretary at 4767 Nexus Center Drive, San Diego, California 92121.  If you wish to submit a proposal that is not to be included in next year’s proxy materials, your proposal generally must be submitted in writing to the same address no later than March 6, 2010 but no earlier than February 4, 2010.  Please review our bylaws, which contain additional requirements regarding advance notice of stockholder proposals.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to any proposals other than the election of directors, “Against” votes, abstentions and broker non-votes.  A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner, despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions.  Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes.  Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

If your shares are held by your broker, bank or other agent as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or other agent to vote your shares. If you do not give instructions to your broker, bank or other agent, they can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker, bank or other agent may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give instructions to your broker, bank or other agent, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

•                  For the election of directors, the six nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected.  Only votes “For” or “Withheld” will affect the outcome.

•                  To be approved, the ratification of the selection of Ernst & Young LLP as our independent auditors must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting.  A quorum will be present if at least a majority of the outstanding shares as of the close of business on the record date are represented by stockholders present at the meeting or by proxy.  At the close of business on the record date, there were 30,918,149 shares outstanding and entitled to vote.  Therefore, in order for a quorum to exist, 15,459,075 shares must be represented by stockholders present at the meeting or by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the meeting.  Abstentions and broker non-votes will be counted towards the quorum requirement.  If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting.  Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of 2009.

What proxy materials are available on the Internet?

The proxy statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2008 are available at http://proxy.senomyx.com.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven members.  Dennis F. O’Brien is currently a director and has decided not to stand for re-election this year. As of the annual meeting, the number of authorized directors will be six, pursuant to our charter documents and resolution of our Board of Directors, and subject to future change as permitted thereby.  Accordingly, there are six nominees for director this year, including Roger D. Billingsley, Ph.D., Stephen A. Block, Esq., Michael E. Herman, Jay M. Short, Ph.D., Kent Snyder and Christopher J. Twomey.  Each director is to be elected at the annual meeting to serve until our 2010 Annual Meeting of Stockholders and until their successors are duly elected and qualified, or until their death, resignation or removal. Each of the nominees is currently a director of Senomyx and was previously elected by our stockholders.

Directors are elected by a plurality of the votes present at the meeting or by proxy and entitled to vote at the meeting.  The six nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected.  If no contrary indication is made, shares represented by executed proxies will be voted “For” the election of the six nominees named above or, if any nominee becomes unavailable for election as a result of an unexpected occurrence, “For” the election of a substitute nominee designated by our Board of Directors.  Each nominee has consented to be named in the proxy statement and to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve.

We encourage all of our directors and nominees for director to attend our annual meeting of stockholders.  Except for one director, all of our directors that were then serving on our Board attended the 2008 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE NAMED ABOVE.

The following is biographical information as of February 15, 2009 for each nominee for director.

Name	Age	Position
Roger D. Billingsley, Ph.D.	57	Director
Stephen A. Block, Esq.	64	Director
Michael E. Herman	67	Director
Jay M. Short, Ph.D.	50	Lead Independent Director
Kent Snyder	55	President, Chief Executive Officer and Chairman of the Board
Christopher J. Twomey	49	Director

Roger D. Billingsley, Ph.D. has served as a member of our Board of Directors since April 2008.  Dr. Billingsley currently serves as Senior Vice President, Technology and Product Development of Dole Fresh Vegetables, a division of Dole Food Company.  From 2006 to 2008, he served as Division Vice President of Research and Development and Scientific Affairs of Abbott Nutrition, a division of Abbott Laboratories, Inc.  From 2004 to 2006, Dr. Billingsley served as Division Vice President of Research and Development and Scientific Affairs of Ross Products, also a division of Abbott Laboratories, Inc.   From 1996 to 2004, he served as Executive Vice President of Technology at ConAgra Grocery Products Company and Vice President of Research and Development and Technology – USFI, both ConAgra Foods companies.  Prior to 1995, Dr. Billingsley held senior management positions at Pet Incorporated, Nabisco Brands, Inc. and Kellogg Company.  Dr. Billingsley currently serves as a director of Orange County Business Bank, Chairman of the Board of Indian Creek Adventures, Ltd. and is affiliated with Twin Hills Development, LLC.  Dr. Billingsley holds a B.S. and an M.S. from Southern Illinois University, Carbondale, a Ph.D. from the University of Tennessee, Knoxville and a post-doctorial degree from the University of Illinois, Champaign.

Stephen A. Block, Esq. has served as a member of our Board of Directors since March 2005.  Mr. Block served as Chief Legal Officer of International Flavors and Fragrances Inc., a leading creator, manufacturer and seller of flavors and fragrances (IFF), from January 1993 until his retirement from this position in December 2003.  He was named Senior Vice President, General Counsel and Secretary of IFF in February 2000.  During his eleven years at IFF he also held various senior management positions in the Regulatory department. Prior to 1993, Mr. Block served as Senior Vice President, General Counsel, Secretary and Director of GAF Corporation, a company specializing in specialty chemicals and building materials, and its publicly traded subsidiary International Specialty Products Inc., held various management positions with Celanese Corporation, a company specializing in synthetic fibers, chemicals and plastics, and practiced law with the New York firm of Stroock & Stroock & Lavan.  Mr. Block currently serves as an industry consultant and as a member of the Board of Governors of the Tech Coast Angels, a leading angel investing group.  Mr. Block received his B.A. cum laude in Russian Studies from Yale University and his law degree from the Harvard Law School.

Michael E. Herman has served as a member of our Board of Directors since May 2005.  Mr. Herman is currently serving as President of the Herman Family Trading Company. From January 1992 to December 2000, Mr. Herman was President of the Kansas City Royals Baseball Club. From January 1990 to December 1999, he was Chairman of the Finance and Investment Committee of the Kauffman Foundation and was its President from January 1985 to December 1990. From October 1974 to December 1990, Mr. Herman was the Executive Vice President and Chief Financial Officer of Marion Laboratories. Mr. Herman is a director of Santarus, Inc., a biopharmaceutical company, Cerner Corporation, a health care information technology company, and also is a Trustee of Rensselaer Polytechnic Institute, the University of Chicago Graduate School of Business and the Vail Valley Foundation. Mr. Herman holds a B.S. in metallurgical engineering from Rensselaer Polytechnic Institute and an M.B.A. from the University of Chicago.

Jay M. Short, Ph.D. has served as a member of our Board of Directors since March 2004, and since May 2008 he has also served as our Lead Independent Director.  Dr. Short is currently Executive Chairman, Chief Executive Officer and Principal of BioAtla, a protein therapeutics research and development services organization based in San Diego and Beijing.  Dr. Short also is Founder of the E.O. Wilson Biodiversity foundation, a 501(c)(3) public charity, and served as its President and Chairman from its inception in October 2005 through July 2008. From February 1999 to October 2005, Dr. Short was the Founder, President and CEO of Diversa Corporation, a leader in applying proprietary genomic technologies for the rapid discovery and optimization of novel products from biodiversity. He was a founding member of Diversa Corporation, and served as Chief Technology Officer and Director of the company from its inception in 1994. Dr. Short is a director for privately-held BioDuro, Ciris Energy and Femta Pharmaceuticals, and is a General Partner for the Biotech Investment Group. He previously served as Head of Research and Operations of Strategene Cloning Systems and President of their antibody development subsidiary, Stratacyte. Dr. Short is a member of BioAtla, LLC and Capia IP, LLC.  Dr. Short received his Ph.D. in Biochemistry from Case Western Reserve University in Cleveland, Ohio and his B.A. with honors in Chemistry from Taylor University in Upland, Indiana.

Kent Snyder, President and Chief Executive Officer, joined us in June 2003 and has served as a member of our Board of Directors since that time. Since May 2008 Mr. Snyder has also served as our Chairman of the Board of Directors.  Prior to joining Senomyx, from October 2001 to June 2003, Mr. Snyder was retired. From July 1991 to October 2001, Mr. Snyder held various marketing and sales management positions with Agouron Pharmaceuticals, Inc., a Pfizer company. Mr. Snyder’s most recent position was President of Global Commercial Operations, and prior to that Mr. Snyder served as Senior Vice President of Commercial Affairs and Vice President of Business Development. Mr. Snyder is a director of Santarus, Inc., a publicly-held biopharmaceutical company, and VentiRx Pharmaceuticals, Inc., a privately-held biopharmaceutical company.  Mr. Snyder received his B.S. from the University of Kansas and his M.B.A. from Rockhurst College.

Christopher J. Twomey has served as a member of our Board of Directors since March 2006.  Mr. Twomey joined Biosite Incorporated, a medical diagnostic company, in March 1990 and served as Senior Vice President, Finance and Chief Financial Officer prior to his retirement in 2007.  In addition to overseeing all financial aspects at Biosite, he was responsible for the Human Resources, Facilities, and Information Systems departments.  From 1981 to 1990, Mr. Twomey worked for Ernst & Young LLP, where he served as an audit manager and assisted many public and privately held San Diego high technology and biotechnology companies in arranging financing, entering into strategic funding arrangements, and auditing their financial results and internal controls.  Mr. Twomey is a director of Cadence Pharmaceuticals, Inc., a biopharmaceutical company.  Mr. Twomey holds a bachelor’s degree from the University of California at Santa Barbara.

Independence of the Board of Directors and its Committees

As required under Nasdaq Stock Market listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the board.  Our Board of Directors consults with our counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in applicable Nasdaq listing standards, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and Senomyx, our senior management and our independent auditors, our Board of Directors has affirmatively determined that all of our current directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Mr. Snyder, our President, Chief Executive Officer and Chairman.

As required under applicable Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.  All of the committees of our Board of Directors are comprised entirely of directors determined by the Board to be independent within the meaning of the applicable Nasdaq listing standards and free of any relationship that would impair his individual exercise of independent judgment with regard to Senomyx.

We have also established a Lead Independent Director Policy that provides that if the Chairman of the Board is the Chief Executive Officer or is not an independent director, the independent directors shall appoint a Lead Independent Director who shall be responsible for reviewing and providing input on the agendas for meetings of the Board of Directors, chairing executive sessions in the absence of the Chairman of the Board, serving as a liaison between the Chairman of the Board and the independent directors and serving as an independent point of contact for stockholders wishing to communicate to the Board of Directors other than through the Chairman of the Board.

Information Regarding the Board of Directors and its Committees

Our Board of Directors has an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee.  The following is a description of each committee and its functions.

Audit Committee

The Audit Committee operates pursuant to a written charter that is available on our website at http://www.senomyx.com.  The charter of the Audit Committee grants the Audit Committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Audit Committee considers necessary or appropriate in the performance of its duties. The Audit Committee met five times during the fiscal year ended December 31, 2008 and currently consists of Messrs. Block, O’Brien and Twomey, with Mr. Twomey serving as chair of the committee. Subject to stockholder approval of the nominees for director and effective as of the annual meeting, the Audit Committee will be composed of Dr. Billingsley and Messrs. Block and Twomey, with Mr. Twomey continuing to serve as chair of the committee. The functions of the Audit Committee include, among other things:

•                  reviewing and pre-approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•                  reviewing our annual and quarterly financial statements and reports and discussing the statements and reports with our independent auditors and management;

•                  reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation, and matters concerning the scope, adequacy and effectiveness of our financial controls;

•                  reviewing and approving or rejecting transactions between Senomyx and any related persons; and

•                  establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters.

Our Board of Directors has determined that Mr. Twomey qualifies as an “audit committee financial expert,” as defined in applicable SEC rules and is independent within the meaning of the applicable Nasdaq listing standards.  The Board made a qualitative assessment of Mr. Twomey’s level of knowledge and experience based on a number of factors, including his formal education and prior work experience.

Report of the Audit Committee of the Board of Directors

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Senomyx under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The purpose of the Audit Committee is to assist our Board of Directors in its general oversight of, among other things:  our financial reporting and the integrity of our financial statements and related financial information; our internal control environment, systems and performance; the qualifications and independence of the independent accountants; and the performance of the independent accountants.

In carrying out these responsibilities, the Audit Committee, among other things: oversees the preparation of our annual and quarterly financial statements by management and reviews with management and the independent accountants, prior to issuance, the information to be released and our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q; oversees the work of the independent accountants, including appointment, reviewing the scope of audit services, approving all audit and non-audit services and fees to be paid, evaluating performance, and confirming independence; and oversees management’s implementation and maintenance of effective systems of internal and disclosure controls, including review of the processes with respect to the certifications by our Chief Executive Officer and Chief Financial Officer that are required in periodic reports filed by Senomyx with the SEC, the internal auditing plans and programs and our policies relating to legal and regulatory compliance.

The Audit Committee charter describes in greater detail the full responsibilities of the Audit Committee. The members of the Audit Committee are currently Stephen A. Block, Esq., Dennis F. O’Brien and Christopher J. Twomey. Our Board of Directors has determined that all members of the Audit Committee are independent (as independence for audit committee members is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards).

Management is responsible for the preparation, presentation and integrity of the financial statements, accounting and financial reporting principles, and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations.  The independent accountants are responsible for annually performing an audit of financial statements and expressing an opinion as to their conformity with generally accepted accounting principles and the effectiveness of our internal control over financial reporting. In addition, the independent accountants conduct quarterly reviews of our financial statements.

The Audit Committee reviews with the independent accountants the scope of their services, the results of their audits and reviews, their evaluation of our internal controls, and the overall quality of our financial reporting. The independent accountants also periodically update the Audit Committee about new accounting developments and their potential impact on our reporting.  The Audit Committee meets regularly with the independent accountants without management present. The Audit Committee also meets regularly with management without the independent accountants present, and discusses management’s evaluation of the independent accountants’ performance.  The Audit Committee is not, however, employed by us, nor does it provide any expert assurance or professional certification regarding our financial statements. The Audit Committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the independent accountants.

With respect to 2008, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent accountants. The Audit Committee has reviewed and discussed with management its process for preparing its report on its assessment of the internal control over financial reporting, and at regular intervals received updates on the status of this process and actions taken by management to respond to issues and deficiencies identified. The Audit Committee discussed and reviewed with the independent accountants their audit of internal control over financial reporting and their attestation report on management’s assessment of the effectiveness of internal control over financial reporting, and the overall scope, plan and results of the independent accountants’ examination of the financial statements.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent accountants a formal written statement describing all relationships between the accountants and us that might bear on the accountants’ independence consistent with applicable requirements of the Public Company Accounting Oversight Board, or PCAOB. The Audit Committee discussed with the independent accountants any relationships that may impact their objectivity and independence, including fees paid relating to the audit and any non-audit services performed, and satisfied itself as to that firm’s independence.  The Audit Committee also discussed and reviewed with the independent accountants all communications required by generally accepted accounting standards, including those described in Statement on Auditing Standards No. 114, “The Auditor’s Communication with Those Charged with Governance,” as adopted by the PCAOB in Rule 3200T.

Based upon the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, subject to the limitations on the role and responsibility of the Audit Committee referred to in the written charter of the Audit Committee, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC. The Audit Committee also approved the selection, subject to stockholder ratification, of the independent accountants and the Board concurred in such authorization.

Audit Committee

Christopher J. Twomey, Chairman
Stephen A. Block, Esq.
Dennis F. O’Brien

Compensation Committee

The Compensation Committee operates pursuant to a written charter that is available on our website at http://www.senomyx.com. The Compensation Committee met six times and acted by written consent one time during the fiscal year ended December 31, 2008 and currently consists of Messrs. Herman and O’Brien, and Dr. Short, with Mr. Herman serving as chair of the committee. Subject to stockholder approval of the nominees for director and effective as of the annual meeting, the Compensation Committee will consist of Drs. Billingsley and Short and Mr. Herman, with Mr. Herman serving as chair of the committee.  The functions of the Compensation Committee include, among other things:

•                  determining the compensation and other terms of employment of our executive officers and reviewing corporate performance goals and objectives relevant to such compensation;

•                  recommending to our Board of Directors the type and amount of compensation to be paid or awarded to board members;

•                  evaluating and recommending to our Board of Directors the equity incentive plans, compensation plans and similar programs advisable for us, as well as modification or termination of existing plans and programs;

•                  establishing policies with respect to equity compensation arrangements;

•                  reviewing and approving the terms of any employment agreements, severance arrangements, change-in-control protections and any other compensatory arrangements for our executive officers; and

•                  reviewing with management our Compensation Discussion and Analysis and to consider whether to recommend that it be included in proxy statements and other filings.

Typically, the Compensation Committee meets at least quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer and other representatives of senior management and human resources as necessary. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

During the past fiscal year, the Compensation Committee engaged Remedy Compensation Consulting, or Remedy, as compensation consultants. The Compensation Committee requested that Remedy:

•                  evaluate compensation for our Board of Directors and executive team and make recommendations as necessary to achieve our compensation objectives; and

•                  assist in refining our non-executive employee equity compensation strategy.

As part of its engagement, Remedy was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. At the request of the Compensation Committee, Remedy, as necessary to perform their duties, also conducts individual interviews with members of senior management and human resources to learn more about Senomyx’s business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which Senomyx competes. Remedy, with management’s assistance, ultimately developed recommendations that were presented to the Compensation Committee for its consideration. The Compensation Committee approved the Remedy recommendations as modified following active dialogue.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees, as appropriate. The Compensation Committee has formed a Non-Officer Stock Option Committee, or NOSOC, currently composed of Mr. Snyder, to which it delegated authority to grant, without any further action required by the Compensation Committee, stock options to our employees who are not officers. From time to time the NOSOC may also be authorized to grant, without any further action required by the Compensation Committee, stock options to external advisors or consultants, such as members of our Scientific Advisory Board. The purpose of delegating authority to the NOSOC is to enhance the flexibility of option administration and to facilitate the timely grant of options to non-management employees, particularly new employees, and key external advisors and consultants within specified limits approved by the Compensation Committee.  The size of grants made by the NOSOC must be within limits pre-approved by the Compensation Committee.  Typically, as part of its oversight function, the Compensation Committee will review on a regular basis the list of grants made by the NOSOC. During the fiscal year ended December 31, 2008, the NOSOC exercised its authority to grant options to purchase an aggregate of 59,550 shares to non-officer employees.

Historically, the Compensation Committee has made adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year.  However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer.  In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels, and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

The specific determinations of the Compensation Committee with respect to executive compensation are described in greater detail in the Compensation Discussion and Analysis section of this proxy statement.

Compensation Committee Interlocks and Insider Participation

As indicated above, the Compensation Committee currently consists of Messrs. Herman and O’Brien, and Dr. Short.  No member of the Compensation Committee has ever been an officer or employee of ours.  None of our executive officers currently serves, or has served during the last completed fiscal year, on the Compensation Committee or Board of Directors of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Compensation Committee Report

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Senomyx under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement.  Based on this review and discussion, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Compensation Committee

Michael E. Herman, Chairman
Dennis F. O’Brien
Jay M. Short, Ph.D.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee operates pursuant to a written charter that is available on our website at http://www.senomyx.com.  The charter of the Corporate Governance and Nominating Committee grants the Corporate Governance and Nominating Committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Corporate Governance and Nominating Committee considers necessary or appropriate in the performance of its duties. The Corporate Governance and Nominating Committee met one time during the fiscal year ended December 31, 2008 and currently consists of Mr. Block and Drs. Billingsley and Short, with Mr. Block serving as chair of the committee. Subject to stockholder approval of the nominees for director and effective as of the annual meeting, the Corporate Governance and Nominating Committee will consist of Messrs. Block and Twomey and Dr. Short, with Mr. Block continuing to serve as chair of the committee. The functions of the Corporate Governance and Nominating Committee include, among other things:

•      developing and maintaining a current list of the functional needs and qualifications of members of our Board of Directors;

•      evaluating director performance on the Board and applicable committees of the Board and determining whether continued service on our Board is appropriate;

•      interviewing, evaluating, nominating and recommending individuals for membership on our Board of Directors;

•      evaluating nominations by stockholders of candidates for election to our Board;

•      developing, reviewing and amending a set of corporate governance policies and principles, including a code of ethics;

•      considering questions of possible conflicts of interest of directors as such questions arise; and

•      recommending to our Board of Directors the establishment of such special committees as may be desirable or necessary from time to time in order to address ethical, legal, business or other matters that may arise.

The Corporate Governance and Nominating Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements and having the highest personal integrity and ethics.  The Corporate Governance and Nominating Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders.  However, the Corporate Governance and Nominating Committee retains the right to modify these qualifications from time to time.

Candidates for director nominees are reviewed in the context of the current composition of our Board of Directors, our operating requirements and the long-term interests of our stockholders.  In conducting this assessment, the Corporate Governance and Nominating Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and Senomyx, to maintain a balance of knowledge, experience and capability.  In the case of incumbent directors whose terms of office are set to expire, the Corporate Governance and Nominating Committee reviews such directors’ overall service to us during their term, including the number of meetings attended, level of participation, quality of performance, and any other relevant considerations.  In the case of new director candidates, the Corporate Governance and Nominating Committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary.  The Corporate Governance and Nominating Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm.  The Corporate Governance and Nominating Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board of Directors.  The Corporate Governance and Nominating Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to our Board of Directors by majority vote.

The Corporate Governance and Nominating Committee will consider director candidates recommended by stockholders.  The Corporate Governance and Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder or not.  Stockholders who wish to recommend individuals for consideration by the Corporate Governance and Nominating Committee to become nominees for election to the Board at an annual meeting of stockholders must do so by delivering at least 120 days prior to the anniversary date of the mailing of the proxy statement for our last annual meeting of stockholders a written recommendation to the Corporate Governance and Nominating Committee at the following address: Senomyx, Inc., 4767 Nexus Center Drive, San Diego, California 92121.  Each submission must set forth: the full name of the proposed nominee; a description of the proposed nominee’s business experience for at least the previous five years; complete biographical information for the proposed nominee; a description of the proposed nominee’s qualifications as a director; and a representation that the nominating stockholder is a beneficial or record owner of our common stock.  Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.  To date, the Corporate Governance and Nominating Committee has not received a director nominee from a stockholder or stockholders holding more than 5% of our voting stock.

Meetings of the Board of Directors and Board and Committee Member Attendance

Our Board of Directors met nine times and acted by written consent two times during the last fiscal year.  Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

Stockholder Communications with the Board Of Directors

Our Board of Directors has adopted a formal process by which our stockholders may communicate with our Board of Directors or individual directors.  Stockholders who wish to communicate with our Board of Directors may do so by sending written communications addressed to our Corporate Secretary at Senomyx, Inc., 4767 Nexus Center Drive, San Diego, California 92121.  Each communication must set forth: the name and address of the Senomyx stockholder on whose behalf the communication is sent; and the number of shares of our common stock that are owned beneficially by such stockholder as of the date of the communication.  All communications will be compiled by our Corporate Secretary and submitted to our Board of Directors, the appropriate committee thereof or an individual director, as applicable, on a periodic basis.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to all of our officers, directors and employees.  The Code of Business Conduct and Ethics is available on our website at http://www.senomyx.com.  If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website, as well as via any other means then required by Nasdaq listing standards or applicable law.

ACCOUNTING AND AUDITING MATTERS OPEN DOOR POLICY

We have adopted an Open Door Policy for Reporting Complaints Regarding Accounting, Auditing and Other Matters to facilitate the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, as well as the confidential, anonymous submission by our employees of concerns regarding these matters. The Open Door Policy is available on our website at http://www.senomyx.com.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of our Board of Directors has engaged Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2009 and is seeking ratification of such selection by our stockholders at the annual meeting.  Ernst & Young LLP has audited our financial statements since 1998.  Representatives of Ernst & Young LLP are expected to be present at the annual meeting.  They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law requires stockholder ratification of the selection of Ernst & Young LLP as our independent auditors.  However, the Audit Committee is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice.  If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP.  Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Senomyx and our stockholders.

To be approved, the ratification of the selection of Ernst & Young LLP as our independent auditors must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy.  Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes.  Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been approved.

Principal Accountant Fees and Services

The following table provides information regarding the fees paid by us to Ernst & Young LLP for the fiscal years ended December 31, 2008 and 2007.  All fees described below were approved by the Audit Committee.

	Fiscal Year Ended December 31,
	2008	2007
Audit Fees (1)	$376,568	$283,532
Audit-related Fees	—	—
Tax Fees (2)	79,926	34,339
All Other Fees	—	—
Total Fees	$456,494	$317,871

(1)           Represents fees for services rendered for the audit and/or reviews of our financial statements.  Also includes fees for services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters and consents), and assistance in responding to SEC comment letters.

(2)           Represents fees for preparation of federal, state and local income and franchise tax returns and related schedules and calculations, as well as general consultation regarding federal and state income tax matters, employment tax matters and sales and use tax matters.

Pre-Approval Policies and Procedures

The Audit Committee has adopted an Audit Committee Pre-Approval Policy for Services of Independent Auditor, which sets forth the procedures and the conditions pursuant to which services proposed to be performed by our independent auditors are, or may be, pre-approved.  A copy of the Audit Committee Pre-Approval Policy for Services of Independent Auditor was attached as Appendix C to the proxy statement for our 2005 Annual Meeting of Stockholders.

The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the Ernst & Young LLP’s independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information regarding the beneficial ownership of our common stock as of February 15, 2009 by: (i) each of our directors, (ii) each of our named executive officers, (iii) all of our directors and executive officers as a group and (iv) each person, or group of affiliated persons, known by us to beneficially own more than five percent of our common stock.  The table is based upon information supplied by our officers, directors and principal stockholders and a review of Schedules 13D and 13G, if any, filed with the SEC.  Unless otherwise indicated in the footnotes to the table and subject to community property laws where applicable, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Applicable percentages are based on 30,670,123 shares outstanding on February 15, 2009, adjusted as required by rules promulgated by the SEC.  These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities.  In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on April 16, 2009, which is 60 days after February 15, 2009.  These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Certain of the options in this table are exercisable at any time but, if exercised, are subject to a lapsing right of repurchase until the options are fully vested.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
T. Rowe Price Associates, Inc. (MD) (2)	3,983,189	13.0%
Bank of America Corporation (3)	3,386,736	11.0
Wells Fargo & Company (4)	2,257,922	7.4
William Harris Investors, Inc. (5)	2,131,777	7.0
Kent Snyder (6)	1,182,169	3.7
Mark Zoller, Ph.D. (7)	345,396	1.1
John Poyhonen (8)	244,431	*
Sharon Wicker (9)	153,284	*
Michael E. Herman (10)	96,140	*
Jay M. Short, Ph.D. (11)	87,038	*
Stephen A. Block, Esq. (12)	80,293	*
Christopher J. Twomey (13)	68,807	*
Dennis F. O’Brien (14)	67,853	*
Roger D. Billingsley, Ph.D. (15)	42,550	*
David B. Berger, Esq. (16)	34,926	*
All directors, nominees and executive officers as a group (11 persons) (17)	2,402,887	7.3

*              Less than one percent.

(1)           Except as otherwise noted above, the address for each person or entity listed in the table is c/o Senomyx, Inc., 4767 Nexus Center Drive, San Diego, CA 92121.

(2)           The address for T. Rowe Price Associates, Inc. (MD) is 100 East Pratt Street, Baltimore, MD 21202.  T. Rowe Price Associates, Inc. has sole dispositive power for all of the shares reported herein and sole voting power for 1,377,897 shares.  T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or power to vote certain of the shares reported herein and disclaims beneficial ownership of these shares. T. Rowe Price New Horizons Fund, Inc., an affiliate of T. Rowe Price Associates, Inc., has sole voting power over 1,900,000 shares.  T. Rowe Price New Horizons Fund, Inc. serves as investment adviser with power to direct investments and/or power to vote certain of the shares reported herein and disclaims beneficial ownership of these shares.

(3)           The address for Bank of America Corporation is 100 North Tryon Street, Floor 25, Bank of America Corporate Center, Charlotte, NC 28255.  Bank of America Corporation has shared dispositive power over all the shares reported herein and shared voting power over 3,283,928 shares.  NB Holdings Corporation, an affiliate of Bank of America Corporation, has shared dispositive power over all the shares reported herein and shared voting power over 3,283,928 shares.  BAC North America Holding Company, an affiliate of Bank of America Corporation, has shared dispositive power of all the shares reported herein and shared voting power over 3,283,928 shares.  BANA Holding

Corporation, an affiliate of Bank of America Corporation, has shared dispositive power over all the shares reported herein and shared voting power over 3,283,928 shares.  Bank of America, NA has sole dispositive power over 433,551 shares, shared dispositive power over 2,953,185 shares, sole voting power over 399,186 shares and shared voting power over 2,884,742 shares.  Columbia Management Group, LLC, an affiliate of Bank of America Corporation, has shared dispositive power over 2,760,337 shares and shared voting power over 2,695,562 shares.  Columbia Management Advisors, LLC, an affiliate of Bank of America Corporation, has sole dispositive power over 2,748,937 shares, shared dispositive power over 11,400 shares, sole voting power over 2,680,167 shares and shared voting power over 15,395 shares.  U.S. Trust Company of Delaware has sole dispositive power over 13,835 shares, shared dispositive power over 1,500 shares, sole voting power over 13,835 shares and shared voting power over 1,500 shares.

(4)           The address for Wells Fargo & Company is 420 Montgomery Street, San Francisco, CA 94163.  Wells Fargo & Company has sole power to dispose of 2,251,922 shares, shared power to dispose of 6,000 shares and sole voting power over 1,642,973 shares.  Wells Capital Management Incorporated has sole dispositive power over 2,250,722 shares and sole voting power over 729,386 shares.

(5)           The address for William Harris Investors, Inc. is 191 North Wacker Drive, Suite 1500, Chicago, IL 60606.  William Harris Investors has sole power to dispose of 2,126,777 shares, shared power to dispose of 5,000 shares, sole voting power over 2,047,477 shares and shared voting power over 79,300 shares.

(6)           Includes 1,074,391 shares of common stock subject to options exercisable within 60 days of February 15, 2009. Reflects 40,798 shares of common stock held by The Snyder 2000 Children’s Trust.  Mr. Snyder disclaims beneficial ownership of the shares held by The Snyder 2000 Children’s Trust, except to the extent of his pecuniary interest in the entity.  Reflects 66,980 shares of common stock held by The Snyder Family Trust.

(7)           Includes 277,859 shares of common stock subject to options exercisable within 60 days of February 15, 2009.

(8)           Includes 196,614 shares of common stock subject to options exercisable within 60 days of February 15, 2009. Reflects 47,817 shares of common stock held by The Poyhonen Family Trust.

(9)           Includes 146,776 shares of common stock subject to options exercisable within 60 days of February 15, 2009.

(10)         Includes 78,340 shares of common stock subject to options exercisable within 60 days of February 15, 2009, 15,986 shares of which are not vested as of April 16, 2009.  Also includes 1,000 shares held by Mr. Herman’s wife.  Reflects 16,800 shares of common stock held by a trust and limited partnerships.  Mr. Herman disclaims beneficial ownership of the shares held by the trust, the limited partnerships, and his wife, except to the extent of his pecuniary interest therein.

(11)         Includes 69,360 shares of common stock subject to options exercisable within 60 days of February 15, 2009, 15,986 shares of which are not vested as of April 16, 2009.

(12)         Includes 79,293 shares of common stock subject to options exercisable within 60 days of February 15, 2009, 15,986 shares of which are not vested as of April 16, 2009.

(13)         Includes 68,807 shares of common stock subject to options exercisable within 60 days of February 15, 2009, 15,986 shares of which are not vested as of April 16, 2009.

(14)         Includes 67,853 shares of common stock subject to options exercisable within 60 days of February 15, 2009, 16,780 shares of which are not vested as of April 16, 2009.

(15)         Includes 42,550 shares of common stock subject to options exercisable within 60 days of February 15, 2009, 31,403 shares of which are not vested as of April 16, 2009.

(16)         Includes 31,250 shares of common stock subject to options exercisable within 60 days of February 15, 2009.

(17)         Includes 2,133,093 shares of common stock subject to options exercisable within 60 days of February 15, 2009, 112,127 shares of which are not vested as of April 16, 2009.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

 To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2008, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

DIRECTOR COMPENSATION

The following table sets forth in summary form information concerning the compensation that we paid during the fiscal year ended December 31, 2008 to each of our non-employee directors.

Name	Fees Earned or Paid in Cash (1) ($)	Option Awards (2)(3)(4) ($)	Total ($)
Roger D. Billingsley, Ph.D.	21,945	29,539	51,484
Stephen A. Block, Esq.	33,750	65,960	99,710
Michael E. Herman	35,750	67,611	103,361
Mark Leschly (5)	10,698	59,844	70,542
Dennis F. O’Brien	31,000	149,994	180,994
Jay M. Short, Ph.D.	59,934	65,497	125,431
Christopher J. Twomey	38,000	154,655	192,655

(1)           Includes $25,000 earned by Dr. Short in his capacity as the Board of Directors’ liaison to our Scientific Advisory Board.

(2)           Amounts listed in this column represent the dollar amount we recognized for financial statement reporting purposes during 2008 under Financial Accounting Standards Board Statement of Financial Accounting Standard No. 123R, or SFAS No. 123R, “Share Based Payment.”  Assumptions made for the purpose of computing these amounts are discussed in our Annual Report on Form 10-K for the year ended December 31, 2008 in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 1 to Financial Statements under the heading “Stock-Based Compensation.”  The actual amount ultimately realized by a non-employee director will likely vary based on a number of factors.

(3)           The full grant date fair value of each award reported in this column, as calculated under SFAS No. 123R, is $113,729, $139,474, $139,474, $144,097, $394,192, $139,474 and $408,151 for Dr. Billingsley, Mr. Block, Mr. Herman, Mr. Leschly, Mr. O’Brien, Dr. Short and Mr. Twomey, respectively.

(4)           The aggregate number of shares subject to option awards as of December 31, 2008 was 31,250, 67,993, 67,040, 56,553, 58,060 and 57,507 for Dr. Billingsley, Mr. Block, Mr. Herman, Mr. O’Brien, Dr. Short and Mr. Twomey, respectively. Mr. Leschly had no shares subject to option awards as of December 31, 2008.

(5)           Mr. Leschly’s service on our Board of Directors ended as of May 28, 2008.

We provide each of our non-employee directors cash compensation in the form of an annual retainer of $30,000 for an independent Chairman of the Board or Lead Independent Director, and $20,000 for each other non-employee director.  In addition, the chairperson of the Audit Committee receives an additional annual retainer of $8,000, and each of the chairpersons of the Compensation Committee and the Corporate Governance and Nominating Committee receives an additional annual retainer of $5,000.  Each non-employee director also receives $2,000 for each in-person Board of Directors meeting attended, and $1,000 for each telephonic Board of Directors meeting attended.  In addition, the chairperson of each committee receives $2,000 for each committee meeting attended, and each other committee member receives $1,000 for each committee meeting attended.  We also reimburse our non-employee directors for their reasonable expenses incurred in attending meetings of our Board of Directors and committees of the Board.  In addition to the cash compensation described above, Dr. Short also receives $5,000 per day for each meeting of our Scientific Advisory Board he attends as our Board of Directors’ liaison, not to exceed $60,000 for these liaison services in any 12-month period.

In addition, from time to time the Board of Directors may form special committees with responsibility for matters as the need may arise. For instance, during 2008 the Board of Directors formed a special Pricing Committee for the purpose of evaluating and approving a potential issuance of company securities pursuant to a shelf registration statement filed during 2008, and other arrangements associated with a potential sale of securities. Members of the Pricing Committee receive a fixed annual retainer of $5,000 for service on the Committee, regardless of the number of meetings held.

 Each of our non-employee directors also receives stock option grants under our non-employee directors’ nonstatutory stock option program, or the directors’ program, which is a part of and administered under our amended and restated 2004 equity incentive plan, or the 2004 Plan.  Only our non-employee directors or an affiliate of such directors (as defined in the Internal Revenue Code) are eligible to receive options under the directors’ program.  Options granted under the directors’ program are intended by us not to qualify as incentive stock options under the Internal Revenue Code.

Option grants under the directors’ program are non-discretionary.  Each person who becomes a non-employee director automatically receives an initial option grant to purchase 30,000 shares of our common stock upon his or her election or appointment (45,000 shares in the case the person is also appointed as our Chairman of the Board).  If a current non-employee director becomes our Chairman of the Board, that person automatically receives a one-time option grant to purchase 15,000 shares of our common stock upon his or her appointment.  These grants are referred to as initial grants.

Each person who is a non-employee director on the date of each annual meeting of our stockholders where he or she is re-elected to our Board of Directors is automatically granted, on the date of such re-election, an option to purchase 15,000 shares of our common stock (21,000 shares in the case of our Chairman of the Board).  These grants are referred to as annual grants. The size of any annual grant made to a non-employee director who has served for less than 12 months at the time of the annual meeting is reduced pro-rata for each full month prior to the date of grant for which such person did not serve as a non-employee director.

The exercise price of the options granted under the directors’ program is equal to 100% of the fair market value of the common stock on the date of grant.  Initial grants vest in equal monthly installments over a three-year period following the date of grant.  Annual grants vest in equal monthly installments over a one year period following the option grant date.  In the event of a change in our control, all outstanding options under the directors’ program become vested in full and fully exercisable.  In general, the term of stock options granted under the directors’ program may not exceed ten years.

Under the 2004 Plan, unless the terms of an optionee’s stock option agreement provide for earlier or later termination, if an optionee’s service relationship with us, or any affiliate of ours, ceases due to disability or death, the optionee, or his or her beneficiary, may exercise any vested options up to 12 months, or 18 months in the event of death, after the date such service relationship ends. If an optionee’s service relationship with us, or any affiliate of ours, ceases without cause for any reason other than disability or death, the optionee may exercise any vested options up to three months from cessation of service, unless the terms of the stock option agreement provide for earlier or later termination. If an optionee’s relationship with us, or any affiliate of ours, ceases with cause, the option will terminate at the time the optionee’s relationship with us ceases. In no event may an option be exercised after its expiration date.

Acceptable consideration for the purchase of common stock issued under the 2004 Plan, of which the directors’ program is a part, will be determined by our Board of Directors and may include cash, common stock previously owned by the optionee, the net exercise of the option, consideration received in a “cashless” broker-assisted sale and other legal consideration approved by our Board of Directors. Generally, an optionee may not transfer a stock option other than by will or the laws of descent and distribution unless the optionee holds a nonstatutory stock option that provides otherwise. However, an optionee may designate a beneficiary who may exercise the option following the optionee’s death.

In addition, under the 2004 Plan, the Board has the power to accelerate the time at which an option may first be exercised or the time during which an option will vest and the Board may amend the terms of any option, including, but not limited to, amendments to provide terms more favorable than previously provided in the agreement evidencing an option. The Board also has the power to make additional stock awards to directors outside of the non-discretionary directors’ program.

Under the directors’ program, during the fiscal year ended December 31, 2008, we made annual grants to purchase 12,000 shares at an exercise price of $5.30 per share and 3,000 shares at an exercise price of $4.08 per share to each of our non-employee directors other than Dr. Billingsley and Mr. Leschly. Dr. Billingsley received an initial stock option grant to purchase 30,000 shares of our common stock at an exercise price of $5.99 per share in connection with his appointment to the Board, an additional stock option grant to purchase 1,000 shares at an exercise price of $5.30 per share and a subsequent stock option grant to purchase 250 shares at an exercise price of $4.08 per share. Mr. Leschly did not receive any stock option grants in 2008; however, in recognition of Mr. Leschly’s past service and significant contributions to Senomyx, in May 2008, in connection with Mr. Leschly’s termination of service to us, our Board approved the acceleration of vesting of options to purchase 1,500 shares of our common stock. These accelerated stock options, which had an exercise price of $13.19 per share, represented all of Mr. Leschly’s outstanding and unvested stock options at that time. In addition, our Board also approved the extension of the exercise period of all of Mr. Leschly’s stock options through December 31, 2008.

As of February 15, 2009, stock options to purchase 92,474 shares granted under the directors’ program had been exercised.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General

Our executive compensation structure is designed to encourage our management team to continually achieve our short-term and long-term corporate objectives while effectively managing business risks and challenges. We provide what we believe is a competitive total compensation package to our executive management team through a combination of base salary, an annual performance-based bonus, and long-term equity-based incentives.  We place significant emphasis on pay-for-performance-based incentive compensation programs.  These programs are designed to reward for achievement of corporate and individual goals.  This Compensation Discussion and Analysis explains our compensation philosophy, policies and practices with respect to our Chief Executive Officer, Chief Financial Officer and the other three most highly-compensated executive officers during the 2008 fiscal year, including one officer that commenced employment in 2008, which are collectively referred to as the named executive officers.

Our executive compensation program has been designed by the Compensation Committee of our board of directors to:

•      Attract and retain highly skilled and experienced team members by establishing a compensation structure that is competitive with those offered by other companies with whom we compete for management talent;

•      Establish compensation programs that are equitable internally within our company;

•      Closely align compensation for our executive management team with our short-term and long-term performance;

•      Build stockholder value by providing incentives based on achievement of corporate goals; and

•      Provide differentiated compensation based on individual performance.

The Compensation Committee is comprised of independent directors within the meaning of the applicable SEC and Nasdaq Stock Market rules.  The Compensation Committee responsibilities and duties are outlined in detail under the heading “Information Regarding the Board of Directors and its Committees — Compensation Committee” and the Compensation Committee charter, which is available on our website at www.senomyx.com.  A primary responsibility of the Compensation Committee is to determine compensation for our executive officers, including the determination and confirmation of annual corporate and individual goal achievement.

During 2008, the Compensation Committee and management utilized the services of Remedy Compensation Consulting, or Remedy, an independent compensation consulting and survey firm, to assist with the process of peer group selection and the related data analysis used to determine appropriate compensation levels for executive officers.  Our peer group was comprised of 29 companies in the biotechnology industry that were selected primarily based on their similarities, as of the time that the survey was performed, with respect to revenue, market capitalization, nature of operations, number of employees and location.  For example, our peer group was mostly comprised of companies with revenue of less than $50 million, market capitalization of between $100 million and $750 million, and between 50 and 500 employees. Most of the exceptions were companies that were included in our peer group during the previous year and that the Compensation Committee still believed were appropriate peers although they did not necessarily meet all of the filters for the current year as of the date of the survey. With respect to company location and type of business, 19 of the 29 companies in our peer group are located in California and all of the companies are primarily life science, biotechnology or food science companies.

In addition, during the year, Remedy developed recommendations for executive compensation, board of director compensation and equity compensation for all employees primarily utilizing data from our peer group.  Our compensation programs were benchmarked against the programs of our peer group and the Compensation Committee has identified appropriate targets for both cash and equity compensation. These targets are based on the level of biotechnology and food industry experience of our management team. Remedy does not provide us with any other services.  During the year, the Compensation Committee commissioned all projects performed by Remedy.

To aid the Compensation Committee in performing its duties, our chief executive officer provides recommendations concerning the compensation of the executive officers, excluding himself.  Additionally, our chief executive officer, with the assistance of the entire management team, provides the Compensation Committee with the management team’s analysis of annual corporate goal achievement.

Components of Executive Compensation Program

To accomplish our executive compensation program objectives, compensation for our executive officers generally consists of the following components:  base salary, annual performance-based bonus and long-term equity-based incentives.  Our executive officers are also entitled to potential payments upon specified termination or change-in-control event. Additionally, our executive officers are entitled to other benefits, such as medical insurance, that are generally available to our employees.

Base Salary

The initial base salary for each executive officer was established at the time of hire taking into account the officer’s qualifications, experience, prior salary, competitive salary information and internal equity.  Each executive officer’s salary is reviewed annually by the Compensation Committee.  2008 and 2009 base salaries were determined by the Compensation Committee based on an assessment of the executive’s performance against job responsibilities, overall company performance and competitive salary information. In assessing competitive salary information, the Compensation Committee reviews and considers peer group information provided by Remedy as described above.  Furthermore, when considering annual base salary increases, the Compensation Committee considers total cash compensation which is comprised of both base salary and the annual performance-based bonus described below.

In January 2008, the Compensation Committee approved a 5.5% annual base salary increase for our chief executive officer from $436,000 to $460,000, effective January 1, 2008.  Also in January 2008, each of our other named executive officers, with the exception of Mr. Berger who commenced employment with us in January 2008, received an increase in his or her base salary ranging from 4.6% to 5.5%, effective January 1, 2008.  Base salary information for our named executive officers is detailed in the Summary Compensation Table.

In February 2009, the Compensation Committee approved a 4.3% annual base salary increase for our chief executive officer from $460,000 to $480,000, effective January 1, 2009.  Also in February 2009, each of our other named executive officers received an increase in his or her base salary ranging from 3.4% to 4.4%, effective January 1, 2009.

Annual Performance-Based Bonus

At its meeting in July 2008, based on peer group analysis performed by Remedy, the Compensation Committee established our performance-based 2008 Executive Bonus Plan, or 2008 Bonus Plan.  Our executive officers were eligible to receive an annual performance-based cash bonus pursuant to the 2008 Bonus Plan.  For the 2008 fiscal year, the range of bonus opportunity as a percentage of 2008 base salary for each of our named executive officers was as follows:

Named Executive Officer	Title	Threshold	Target	Maximum
Kent Snyder	President, Chief Executive Officer and Chairman of the Board	30%	60%	90%
Mark Zoller, Ph.D.	Executive Vice President of Discovery & Development and Chief Scientific Officer	20%	40%	60%
John Poyhonen	Senior Vice President and Chief Financial and Business Officer	20%	40%	60%
Sharon Wicker	Senior Vice President of Commercial Development and Chief Strategy Officer	20%	40%	60%
David B. Berger	Vice President, General Counsel and Corporate Secretary	15%	30%	45%

For each executive, achievement of the maximum bonus opportunity results in total cash compensation that is within the appropriate target ranges identified by the Compensation Committee as determined based on analysis performed by Remedy.  Under the terms of our 2008 Bonus Plan, the cash payout is calculated primarily based on our achievement of corporate goals during 2008.  In addition, for executive officers other than the chief executive officer, a component of the bonus determination is based on individual goal achievement.  The goal weighting for our named executive officers for 2008 was as follows:

Named Executive Officer	Title	Corporate Goal Weighting	Individual Goal Weighting
Kent Snyder	President, Chief Executive Officer and Chairman of the Board	100%	0%
Mark Zoller, Ph.D.	Executive Vice President of Discovery & Development and Chief Scientific Officer	80%	20%
John Poyhonen	Senior Vice President and Chief Financial and Business Officer	80%	20%
Sharon Wicker	Senior Vice President of Commercial Development and Chief Strategy Officer	80%	20%
David B. Berger	Vice President, General Counsel and Corporate Secretary	80%	20%

Under the terms of the 2008 Bonus Plan, a minimum weighted average goal achievement of greater than or equal to 50% is required for an executive to earn any performance-based cash bonus.  The threshold bonus is earned if a weighted average goal achievement of 50% is obtained.  The target bonus is earned if the weighted average goal achievement of 75% is obtained.  The maximum bonus is earned if a weighted average goal achievement of 100% is obtained.  The specific bonus amount is based on a linear continuum from threshold to maximum.  Our corporate goals are collectively designed to be stretch goals intended to be very challenging but attainable.  100% goal achievement would represent a very high level of success in each of our discovery and development programs coupled with achievement of each of our numerous financial goals.  Individual goals for 2008 were focused on each executive’s respective area of responsibility and designed to support overall corporate goal achievement.

Our corporate goals for 2008 were established by our board of directors and are weighted based on importance. Our 2008 corporate goals were a combination of commercial goals, which represented 15% of our corporate goals, financial goals, which represented 35% of our corporate goals, and research goals, which represented the remaining 50% of our corporate goals. The Compensation Committee subsequently eliminated one commercial goal because it was later determined that our officers would have little or no ability to impact its achievement. This change resulted in a change in the weighting of the goal categories such that for 2008 commercial goals represented slightly more than 10% of corporate goals, financial goals represented nearly 37% of corporate goals and research goals represented about 53% of corporate goals.

Commercial goals include objectives relating to commercial product launches and associated royalty revenue targets from commercialized products by specified collaborative partners. Our financial goals included objectives for revenue from all sources, including our commercialized products and from collaborations, minimum year-end cash balances and achievement of financial results within our publicly disclosed guidance. Finally, our research goals were primarily based on discovery and development activities under our discovery and development programs, including the selection of a sweet enhancing compound for development, the identification of compounds that provide specific taste characteristics in our sweet, salt and bitter blocking programs and a positive outcome for the regulatory review of our S2383 sucralose enhancing compound.

In February 2009, the Compensation Committee reviewed the achievement of both corporate and individual goals and approved the 2008 performance-based bonus payout for each executive officer.  The amount of each payout was calculated using the methodology described above. 2008 performance-based cash bonuses were paid in February 2008.  2008 performance-based cash bonus information for our named executive officers is detailed in the Summary Compensation Table.

The Compensation Committee reviews the annual performance-based cash bonus plan annually and for 2009 the Compensation Committee approved a performance-based cash bonus plan that is structured substantially similar to the 2008 Bonus Plan, so that the cash payout will be calculated primarily based on our achievement of corporate goals during the year.

Our corporate goals for 2009 are a combination of commercial goals, which represent 10% of our corporate goals, financial goals, which represent 35% of our corporate goals, and research goals, which represent the remaining 55% of our corporate goals. While our corporate goals are expected to be the primary determinants of performance-based cash bonus plan, the Compensation Committee may also consider other significant developments or achievements when determining an individual’s actual bonus payout. In addition, the Compensation Committee may also conclude that modifications to the bonus plan are appropriate based on a variety of factors, including changes to our strategic priorities or changes to  the global economic climate. Also, for executive officers other than the chief executive officer, a component of the bonus determination will be based on individual goal achievement.

Long-Term Equity-Based Incentives

Stock Option Awards

Our long-term equity-based incentives are primarily in the form of annual stock option awards.  The objective of the stock option awards is to further enhance our executive officers’ long-term incentive to increase stockholder value including our stock price.  We believe that stock option-based compensation achieves this objective by directly linking the economic benefit to recipients of stock option awards with our stock’s performance.  We believe that the performance of the executive team has a direct effect on stock price.  We also believe that stock option-based compensation encourages executive retention because the awards are designed to vest over time.

Stock options granted to our named executive officers are approved by the Compensation Committee and, effective as of December 2006, are generally granted effective as of the 15th day of the month following the date of approval.  Prior to December 2006, stock options were generally granted effective as of the date of approval.  Stock options granted to our named executive officers are incentive stock options, to the extent permissible under the Internal Revenue Code, and commence vesting upon the effective date of grant. Generally, 25% of the shares subject to the stock options vest one year from the effective date of grant and the remainder of the shares vest in equal monthly installments over the 36 months thereafter, subject to acceleration of vesting in certain circumstances.  The stock options expire ten years from the effective date of grant.  The exercise price per share of each stock option granted to our named executive officers is equal to the fair market value of our common stock on the effective date of grant, which is deemed to be equal to the closing sales price of our common stock as reported on the Nasdaq Stock Market on the last market trading day prior to the effective date of grant.

In general, each executive officer receives stock option grants in connection with his or her hire or promotion, and annually in the first quarter of each year.  The size of each annual grant is typically based on an analysis of the following key factors for each executive:

•      benchmarking against our peer group, including an analysis of option plan utilization percentages;

•      corporate and individual performance against goals; and

•      individual stock ownership.

In January 2008, the Compensation Committee approved annual stock option grants to our named executive officers tied to 2007 performance, with the exception of Mr. Berger who received a new-hire grant in connection with his commencement of employment in January 2008.  The size of these annual stock option grants was based on the analysis described above.  Stock option grants made during 2008 to named executive officers are reflected in the Grants of Plan-Based Awards Table and outstanding stock option awards to named executive officers as of December 31, 2008 are reflected in the Outstanding Equity Awards at Fiscal Year-End Table.

In 2009, in addition to the factors cited above, the Compensation Committee also considered the significant volatility in financial markets, the impact of that market instability on Senomyx’s stock price and the resulting impact on our ability to retain and motivate key individuals and, based on these additional factors, increased the number of stock options that it would have typically granted in order to provide an additional retention incentive for employees, including the named executive officers. With all of those factors in mind, in February 2009, the Compensation Committee approved the following annual stock option grants to our named executive officers employed by us as of that date, pro-rated for any partial year of employment.

Named Executive Officer	Title	Stock Options
Kent Snyder	President, Chief Executive Officer and Chairman of the Board	349,900
Mark Zoller, Ph.D.	Executive Vice President of Discovery & Development and Chief Scientific Officer	174,000
John Poyhonen	Senior Vice President and Chief Financial and Business Officer	156,300
Sharon Wicker	Senior Vice President of Commercial Development and Chief Strategy Officer	146,700
David B. Berger	Vice President, General Counsel and Corporate Secretary	148,900

Employee Stock Purchase Plan

During 2004, we adopted the 2004 Employee Stock Purchase Plan, or the Purchase Plan.  The Purchase Plan allows all eligible employees to purchase shares of our common stock at the lower of: (i) 85% of the fair market value on the first day of a two-year offering period; or (ii) 85% of the fair market value on the last date of each six-month purchase period within the two-year offering period, with the objective of allowing employees to profit when the value of our common stock increases over time.

Severance and Change in Control Payments

We have entered into employment agreements containing severance benefits and change in control agreements with certain of our executive officers, the terms of which are described under the headings “Employment and Change in Control Agreements” and “Potential Payments Upon Termination or Change in Control.” We believe these severance and change in control benefits are an essential element of our executive compensation package and assist us in recruiting and retaining talented individuals.

Sabbatical Leave Benefit

Under a legacy arrangement, all employees who commenced employment with us on or before February 12, 2004 are eligible for four weeks of paid sabbatical after four years of employment with Senomyx.  Employees who joined Senomyx after February 12, 2004 are not eligible for this benefit. Dr. Zoller and Messrs. Snyder and Poyhonen are eligible for this program, but to date have not taken any paid sabbatical leave. Mr. Berger and Ms. Wicker are not eligible for this benefit. If an eligible employee should leave Senomyx without using all or part of his or her sabbatical, the employee will be paid out their remaining sabbatical at the time of separation from the company.

Other Benefits

We provide benefits such as an opportunity to participate in our 401(k) savings/retirement plan, medical, dental and life insurance and disability coverage to all our employees, including our executive officers.  Effective April 1, 2008, based on an analysis of competitive compensation data, we established a 401(k) matching program available to all employees, including executive officers.  Under the terms of the 401(k) matching program, we will match 50% of employee participant contributions up to 3% of salary resulting in a maximum match of not more than 1.5% of the employee participants’ salary subject to IRS and plan limitations.  Contribution matches under the 401(k) matching program are subject to a four-year vesting schedule measured from the date of an individual’s commencement of employment with us. We also provide personal paid time off and other paid holidays to all employees, including our executive officers, which are comparable to those provided at similar companies.

Accounting and Tax Considerations

Section 162(m) of the Internal Revenue Code generally prohibits us from deducting any compensation over $1 million per taxable year paid to any of our executive officers unless such compensation is treated as “performance-based compensation” within the meaning of the Internal Revenue Code. As the cash compensation paid by us to our named executive officers is expected to be below $1 million and the Compensation Committee believes that stock options granted under the 2004 Plan to our named executive officers meet the requirements for treatment as performance-based compensation, the Compensation Committee believes that Section 162(m) will not affect the tax deductions available to Senomyx with respect to the compensation of its executives. In determining the form and amount of compensation for our named executive officers, the Compensation Committee will continue to consider all elements of the cost of such compensation, including the potential impact of Section 162(m).

Summary of Compensation

The following table sets forth in summary form information concerning the compensation that we paid during the fiscal years ended December 31, 2008, 2007 and 2006 to our chief executive officer, chief financial officer and our three other most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 2008.  We refer to these officers in this proxy statement as the “named executive officers.”

Summary Compensation Table (1)

Name and Principal Position	Year	Salary ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation (3) ($)	All Other Compensation (4) ($)	Total ($)
Kent Snyder	2008	459,446	1,351,807	195,408	5,105	2,011,766
President, Chief Executive	2007	435,308	1,259,162	287,760	—	1,982,230
Officer and Director	2006	399,588	1,580,430	134,400	—	2,114,418

Mark Zoller, Ph.D.	2008	317,675	428,100	90,675	2,585	839,035
Executive Vice President of	2007	305,690	368,003	132,149	—	805,842
Discovery & Development	2006	294,724	321,960	63,956	—	680,640
and Chief Scientific Officer

John Poyhonen	2008	304,631	371,677	89,304	3,519	769,131
Senior Vice President and	2007	288,731	359,112	141,957	—	789,800
Chief Financial and Business	2006	274,588	429,518	69,520	—	773,625
Officer

Sharon Wicker (5)	2008	297,691	468,219	87,540	17,172	870,620
Senior Vice President of	2007	284,415	392,697	128,867	33,000	838,979
Commercial Development	2006	180,866	221,357	39,013	180,584	621,819
and Chief Strategy Officer

David B. Berger (6) Vice President, General Counsel and Corporate Secretary	2008	264,423	94,399	63,989	3,173	425,984

(1)           In accordance with the rules of the SEC, the compensation described in this table does not include perquisites and other benefits received by a named executive officer which do not exceed $10,000 in the aggregate.

(2)           Amounts listed in this column represent the dollar amount we recognized for financial statement reporting purposes during the applicable fiscal year under SFAS No. 123R.  Assumptions made for the purpose of computing these amounts are discussed in our Annual Report on Form 10-K for the year ended December 31, 2008 in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 1 to Financial Statements under the heading “Stock-Based Compensation.”  The actual amount ultimately realized by a named executive officer will likely vary based on a number of factors.

(3)           These amounts represent bonuses earned during the applicable fiscal year. Annual bonuses earned during a fiscal year are paid in the first quarter of the subsequent fiscal year.

(4)           For Dr. Zoller and Messrs. Snyder, Poyhonen and Berger the amounts disclosed in the column entitled “All Other Compensation” for 2008 represent the cash value of company matches to employee contributions to the 401(k) Plan. For Ms. Wicker, the amounts disclosed in the column entitled “All Other Compensation” for 2006 are in connection with recruiting and relocation costs and include $87,213 in home sale related costs, $50,000 hire incentive cost and $43,371 for moving of household items and general moving related expenses, for 2007 reflect $33,000 in connection with hire incentive cost, and for 2008 reflect $17,000 in connection with hire incentive cost and $172 for the cash value of company matches to employee contributions to the 401(k) Plan.

(5)           Ms. Wicker commenced her employment with us in April 2006.

(6)           Mr. Berger commenced his employment with us in January 2008.

Employment and Change in Control Agreements

We entered into an employment letter agreement with Kent Snyder dated June 2, 2003 providing for an annual salary of $350,000, later increased to $480,000 for 2009, a discretionary bonus of up to 30%, later increased to 60%, of the current base salary based upon performance against specific milestones to be designated by the Board of Directors, and upon commencement of employment the grant of an option to purchase our common stock under the 2004 Plan constituting 4% of our outstanding shares on a fully diluted basis as of the date of grant assuming conversion of all outstanding preferred stock to common stock and including all shares reserved for issuance under the 2004 Plan. The employment letter agreement provides that Mr. Snyder’s employment is terminable at will upon 30 days’ notice. However, if we terminate Mr. Snyder’s employment for any reason other than cause, he will be entitled to one year’s salary from the date of termination. In December 2008 we amended Mr. Snyder’s employment letter agreement for purposes of compliance with recently adopted regulations under Section 409A of the Internal Revenue Code.

We entered into an employment letter agreement with Mark Zoller, Ph.D., dated February 21, 2000, providing for an annual salary of $220,000, later increased to $334,000 for 2009, and the opportunity to purchase 81,597 shares of restricted common stock. Under the terms of the agreement, Dr. Zoller received a one-time, sign-on bonus, payable on his first day of employment, equal to $210,000. The employment letter agreement provides that Dr. Zoller’s employment is terminable at will.  Dr. Zoller is eligible to receive a discretionary bonus of up to 40% of his base salary based upon performance against specific milestones to be designated by the Board of Directors.

We entered into an employment letter agreement with John Poyhonen, dated September 8, 2003, providing for an annual salary of $225,000, later increased to $318,000 for 2009, a discretionary bonus of up to 25%, later increased to 40% of the current base salary based upon performance against specific milestones to be determined by the chief executive officer and, upon commencement of employment, the grant of an option to purchase 93,837 shares of our common stock. The employment letter agreement provides that Mr. Poyhonen’s employment is terminable at will.

We entered into an employment letter agreement with Sharon Wicker, dated March 20, 2006, providing for an annual salary of $275,000, later increased to $308,000 for 2009, a signing bonus of $100,000 payable in three installments as defined below, and an annual discretionary bonus of up to 40% of the current base salary based upon performance against specific milestones to be determined by the chief executive officer, and upon commencement of employment, the grant of an option to purchase 150,000 shares of our common stock.  The signing bonus is payable as follows:  $50,000 within ten days of commencement of employment, $33,000 within ten days of the first anniversary of employment and $17,000 within ten days of the second anniversary of employment.  The employment letter agreement provides that Ms. Wicker’s employment is terminable at will upon 30 days’ notice.  However, if we terminate Ms. Wicker’s employment for any reason other than cause, she will be entitled to six months’ salary from the date of termination. In December 2008 we amended Ms. Wicker’s employment letter agreement for purposes of compliance with recently adopted regulations under Section 409A of the Internal Revenue Code.

We entered into an employment letter agreement with David Berger, dated December 6, 2007, providing for an annual salary of $275,000, later increased to $287,000 for 2009, an annual discretionary bonus of up to 30% of the current base salary based upon performance against specific milestones to be determined by the company, and upon commencement of employment, the grant of an option to purchase 100,000 shares of our common stock.  The employment letter agreement provides that Mr. Berger’s employment is terminable at will.

On October 10, 2006, we entered into change in control agreements with Messrs. Snyder and Poyhonen, Dr. Zoller and Ms. Wicker. We also entered into a change in control agreement with Mr. Berger in April 2008. All of the change in control agreements with our named executive officers were amended in December 2008 for purposes of compliance with recently adopted regulations under Section 409A of the Internal Revenue Code.

Mr. Snyder’s change in control agreement provides that if his employment is terminated by us without cause or by him for good reason within one month prior or 36 months after a change in control, Mr. Snyder’s stock options will immediately vest in full.  In addition, if Mr. Snyder’s employment is terminated by us without cause or by him for good reason within one month prior or 18 months after a change in control, he will be entitled to a lump sum payment equal to 150% of the sum of his annual salary in effect on the date of termination and his last annual bonus received prior to the date of termination.  The change in control agreements for Messrs. Berger and Poyhonen, Ms. Wicker and Dr. Zoller provide that if the executive’s employment is terminated by us without cause or by the executive for good reason within one month prior or 18 months after a change in control, the executive will be entitled to immediate vesting in full of the executive’s stock options and a lump sum payment equal to 100% of the sum of the executive’s annual salary in effect on the date of termination and the executive’s last annual bonus received prior to the date of termination. Mr. Berger’s change in control agreement also provides that in the event of a termination of his employment during 2008 or 2009 following a change in control, the portion of the lump sum payment based on his last annual bonus will be the greater of (i) his last annual bonus received prior to the date of termination, and (ii) the pro-rata portion through the date of his termination of his target bonus for the year in which the termination occurs.

 All of the change in control agreements also provide for reimbursement for health insurance benefits elected by the executives for themselves and their families under the Consolidated Omnibus Reconciliation Act of 1985 (COBRA) until the earliest of 12 months following termination, the expiration of continuation coverage under COBRA or the date the executive becomes eligible for health insurance benefits with a subsequent employer.  All benefits received under any of the change in control agreements are subject to delivery of a general release in favor of Senomyx and payments under the agreements may be reduced in order to provide for the best after tax treatment of the payments in the event the payments are subject to the excise taxes imposed by Section 4999 of the Internal Revenue Code.

In establishing the triggering events for payment obligations in connection with termination events under our employment and change in control agreements with our named executive officers, the Compensation Committee considered several factors.  Payments upon termination by us without cause are provided as a recruiting and retention tool and because we consider such a termination to be generally beyond the control of a terminated employee and a termination that under different circumstances would not have occurred. The termination benefits are intended to ease the consequences to an employee of an unexpected termination of employment. Senomyx benefits by requiring a general release from terminated employees.  Payments and option acceleration upon terminations in connection with a change in control are intended to mitigate the distraction and loss of key management personnel that may occur in connection with rumored or actual fundamental corporate changes. Such payments protect stockholder interests by enhancing employee focus during rumored or actual change in control activity through incentives to remain with Senomyx despite uncertainties while a transaction is under consideration or pending, assurance of severance and benefits for terminated employees and access to the equity component of total compensation after a change in control.

Potential Payments Upon Termination or Change-in-Control

The following table sets forth potential payments to our named executive officers upon various termination or change in control events assuming such events occurred as of December 31, 2008.

Name	Benefit	Termination without Cause ($)	Termination without Cause or for Good Reason and Change in Control (1) ($)
Kent Snyder	Cash Severance	460,000	1,121,640
	Option Awards	—	—
	Insurance Coverage (COBRA)	—	15,252
Mark Zoller, Ph.D.	Cash Severance	—	452,149
	Option Awards	—	—
	Insurance Coverage (COBRA)	—	7,164
John Poyhonen	Cash Severance	—	446,957
	Option Awards	—	—
	Insurance Coverage (COBRA)	—	21,792
Sharon Wicker	Cash Severance	149,000	426,867
	Option Awards	—	—
	Insurance Coverage (COBRA)	—	15,312
David B. Berger (2)	Cash Severance	—	338,989
	Option Awards	—	—
	Insurance Coverage (COBRA)	—	21,900

(1)           Amounts shown for option awards represent the value of unvested options that would have accelerated if the named executive officer was terminated on December 31, 2008 in connection with a change in control based on the difference between the market value of our common stock on that date and the exercise price of the respective options.

(2)           Mr. Berger’s change in control agreement also provides that if his employment is terminated by us without cause or by the executive for good reason within one month prior or 18 months after a change in control, he is entitled to a lump sum payment equal to 100% of the sum of the executive’s annual salary in effect on the date of termination and the executive’s last annual bonus received prior to the date of termination. However, Mr. Berger’s agreement also provides that in the event of a termination of his employment during 2008 or 2009 following a change in control, the portion of the lump sum payment based on his last annual bonus will be the greater of (i) his last annual bonus received prior to the date of termination, and (ii) the pro-rata portion through the date of his termination of his target bonus for the year in which the termination occurs. The table reflects his cash severance payment based on Mr. Berger’s salary as of December 31, 2008 and the annual bonus he received for the 2008 calendar year. If a change of control event were to take place in 2009, Mr. Berger’s total cash severance payment could be higher, but based on his current salary and target bonus would not exceed $373,100.

Grants of Plan-Based Awards

We grant stock options to our executive officers under the 2004 Plan.  As of February 16, 2009, options to purchase a total of 7,187,621 shares were outstanding under the 2004 Plan, and a total of 1,471,523 shares remained available for grant under the 2004 Plan.

All stock options granted to our named executive officers are incentive stock options, to the extent permissible under the Internal Revenue Code.  Generally, 25% of the shares subject to options vest one year from the date of hire and the remainder of the shares vest in equal monthly installments over the 36 months thereafter, subject to acceleration of vesting pursuant to the employment agreements described in “Employment and Change in Control Agreements.”  Options expire ten years from the date of grant.

The exercise price per share of each option granted to our named executive officers was equal to the fair market value of our common stock on the date of the grant.   The fair market value of our common stock on a given date is deemed to be equal to the closing sales price for such stock as reported on the Nasdaq on the last market trading day prior to such date.

The following table provides information regarding grants of plan-based awards to the named executive officers in the fiscal year ended December 31, 2008.

						All Other			Grant
						Option	Exercise		Date Fair
						Awards:	or Base	Closing	Value of
			Estimated Possible Payouts Under			Number of	Price of	Price on	Stock and
			Non-Equity Incentive Plan Awards (1)			Securities	Option	Grant	Option
	Grant	Approval	Threshold	Target	Maximum	Underlying	Awards	Date	Awards
Name	Date	Date	($)	($)	($)	Options (#)	($/Sh)	($/Sh)	(2) ($)
Kent Snyder	2/15/2008	1/15/2008	138,000	276,000	414,000	219,000	7.49	7.40	958,037
Mark Zoller, Ph.D.	2/15/2008	1/15/2008	64,000	128,000	192,000	87,200	7.49	7.40	381,465
John Poyhonen	2/15/2008	1/15/2008	61,000	122,000	183,000	66,700	7.49	7.40	291,786
Sharon Wicker	2/15/2008	1/15/2008	59,600	119,200	178,800	64,400	7.49	7.40	281,724
David B. Berger (3)	1/15/2008	12/6/2007	40,838	81,675	122,513	100,000	6.54	6.50	381,974

(1)           The amounts shown in these columns represent the threshold, target and maximum payout levels under our 2008 Executive Compensation Plan. The actual amount of incentive bonus earned by each named executive officer in 2008 is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

(2)           Amounts listed in this column represent the aggregate grant date fair value computed in accordance with SFAS No. 123R. Assumptions made for the purpose of computing these amounts are discussed in our Annual Report on Form 10-K for the year ended December 31, 2008 in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 1 to Financial Statements under the heading “Stock-Based Compensation.”  The actual amount ultimately realized by a named executive officer will likely vary based on a number of factors.

(3)           Mr. Berger commenced his employment with us in January 2008.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding all outstanding equity awards held by each of our named executive officers as of December 31, 2008. Certain options listed in the table permit early exercise of unvested shares, in which case all unvested shares are subject to repurchase by us.

	Option Awards (1)
			Number of
		Number of	Securities
		Securities	Underlying
		Underlying	Unexercised
		Unexercised	Options	Option	Option
		Options	Unexercisable	Exercise Price	Expiration
Name	Grant Date	Exercisable (#)	(#)	($)	Date
Kent Snyder	6/16/2003	308,428	—	0.74	6/15/2013
	6/25/2004	228,440	—	6.02	6/24/2014
	1/19/2005	150,890	3,210	8.60	1/18/2015
	2/1/2006	197,625	81,375	16.25	1/31/2016
	2/15/2007	83,493	98,673	12.91	2/14/2017
	2/15/2008	—	219,000	7.49	2/14/2018
Mark Zoller, Ph.D.	1/1/2001	5,772	—	1.84	12/31/2010
	7/10/2001	35,025	—	2.45	7/9/2011
	6/25/2004	68,650	—	6.02	6/24/2014
	1/19/2005	55,421	1,179	8.60	1/18/2015
	2/1/2006	60,208	24,792	16.25	1/31/2016
	2/15/2007	22,451	26,533	12.91	2/14/2017
	2/15/2008	—	87,200	7.49	2/14/2018
John Poyhonen	6/25/2004	37,600	—	6.02	6/24/2014
	1/19/2005	55,421	1,179	8.60	1/18/2015
	2/1/2006	49,583	20,417	16.25	1/31/2016
	2/15/2007	23,307	27,543	12.91	2/14/2017
	2/15/2008	—	66,700	7.49	2/14/2018
Sharon Wicker	4/28/2006	100,000	50,000	14.27	4/27/2016
	2/15/2007	15,754	18,617	12.91	2/14/2017
	2/15/2008	—	64,400	7.49	2/14/2018
David B. Berger (2)	1/15/2008	—	100,000	6.54	1/14/2018

(1)           Each of the option awards vest over four years as follows:  1/4th of the shares vest upon the first anniversary of the grant date and 1/48th vest monthly thereafter.

(2)           Mr. Berger commenced his employment with us in January 2008.

Option Exercises and Stock Vested

The Option Exercises and Stock Vested table provides information regarding the number of shares of common stock acquired and the value realized pursuant to the exercise of stock options, and all stock awards vested and the value realized pursuant to the vesting of stock awards, during 2008 by each of our named executive officers.  There were no stock options exercised by our named executive officers during 2008 and we have not granted other stock awards, such as restricted stock or other performance shares. Accordingly, we have not included this table for 2008.

Pension Benefits

We have no pension plans.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

We have no nonqualified defined contribution or other nonqualified deferred compensation plans.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2008, with respect to all of our equity compensation plans in effect on that date.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders (1)	5,035,184	$9.87	4,341,338
Equity compensation plans not approved by stockholders (2)	—	—	—
Total	5,035,184	$9.87	4,341,338

(1)           Includes the 2004 Plan and the Purchase Plan.  717,378 shares under column (c) are attributable to the Purchase Plan.

(2)           As of December 31, 2008, we did not have any equity compensation plans that were not approved by our stockholders.

POLICIES AND PROCEDURES WITH RESPECT TO RELATED PARTY TRANSACTIONS

Our Board of Directors is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is Senomyx’s preference to avoid related party transactions.

Our Audit Committee charter requires that members of the Audit Committee, all of whom are independent directors, review and approve all related party transactions for which such approval is required under applicable law, including SEC rules and Nasdaq listing standards. A related party transaction includes any transaction, arrangement or relationship involving an amount that exceeds $120,000 in which Senomyx is a participant and in which any of the following persons has or will have a direct or indirect interest:  any executive officer, director, or more than 5% stockholder of Senomyx, including any of their immediate family members, and any entity owned or controlled by such persons.

In addition, the Audit Committee is responsible for reviewing and investigating any matters pertaining to the integrity of management, including conflicts of interest and adherence to our Code of Business Conduct and Ethics. Under our Code of Business Conduct and Ethics, directors, officers and all other members of the workforce are expected to avoid any relationship, influence or activity that would cause or even appear to cause a conflict of interest.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the fiscal year ended December 31, 2008, we granted options to purchase an aggregate of 643,550 shares of our common stock to our directors and executive officers, with exercise prices ranging from $4.08 to $7.49.

Our bylaws provide that we will indemnify our directors and executive officers, and may indemnify other officers, employees and other agents, to the fullest extent permitted by law.  Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our bylaws permit such indemnification.  We have obtained a policy of directors’ and officers’ liability insurance.

We have entered, and intend to continue to enter, into indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our bylaws.  These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks or other agents) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials and annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Material or set of annual meeting materials addressed to those stockholders.  This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of broker, banks or other agents with account holders who are stockholders of Senomyx will be “householding” our proxy materials.  A single Notice of Internet Availability of Proxy Material or set of annual meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.  Once you have received notice from your broker, bank or other agent that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Material or set of annual meeting materials, please notify your broker, bank or other agent, and direct a written request for the separate Notice of Internet Availability of Proxy Material or set of annual meeting materials to 4767 Nexus Center Drive, San Diego, California 92121, Attn: Corporate Secretary, or contact David B. Berger at (858) 646-8306.   Stockholders whose shares are held by their broker, bank or other agent as nominee and who currently receive multiple copies of the Notice of Internet Availability of Proxy Material or set of annual meeting materials at their address that would like to request “householding” of their communications should contact their broker, bank or other agent.

OTHER MATTERS

Our Board of Directors knows of no other matters that will be presented for consideration at the annual meeting.  If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Kent Snyder
President, Chief Executive Officer and Chairman of the Board

San Diego, California
April 20, 2009

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC is available without charge upon written request to: 4767 Nexus Center Drive, San Diego, California 92121, Attn: Corporate Secretary.

PROXY

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 4, 2009

SENOMYX, INC.

4767 Nexus Center Drive

San Diego, California 92121

The undersigned hereby appoints Kent Snyder and David B. Berger, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Senomyx, Inc. which the undersigned may be entitled to vote at the 2009 Annual Meeting of Stockholders of Senomyx, Inc. to be held on June 4, 2009 at 9:00 a.m. local time at the Hyatt Regency La Jolla, 3777 La Jolla Village Drive, San Diego, CA 92122, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

(Continued and to be signed on other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

Mark here for Address Change or Comments ☐ PLEASE SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE NAMED BELOW.

PROPOSAL 1—	To elect directors to hold office until our 2010 Annual Meeting of Stockholders.	☐	FOR the nominees listed below (except as marked to the contrary below).

Nominees:		☐	WITHHOLD authority to vote for the nominees listed below.
01 Roger D. Billingsley, Ph.D.
02 Stephen A. Block, Esq.
03 Michael E. Herman
04 Jay M. Short, Ph.D.
05 Kent Snyder
06 Christopher J. Twomey

To withhold authority to vote for any individual nominee, write the name of such nominee below:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.

PROPOSAL 2—	To ratify the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2009.	FOR ☐	AGAINST ☐	ABSTAIN ☐

VOTING INSTRUCTIONS: COMPLETE, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

Dated:

Signature(s)

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

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